                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 3, 2005

                         WARP TECHNOLOGY HOLDINGS, INC.
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)

        Nevada                     000-33197                    88-0467845
 ----------------------       ---------------------       ----------------------
      (State of               (Commission File No.)              (I.R.S.
    Incorporation)                                               Employer
                                                              Identification
                                                                  Number)


                151 Railroad Avenue, Greenwich, Connecticut 06830
                -------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (203) 422-2950
                                 --------------
              (Registrant's Telephone Number, including area code)

--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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
SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On March 3, 2005, Warp Technology Holdings, Inc. ("Warp" or the "Company") entered into a material agreement (the "Separation Agreement") related to the voluntary resignation of Gus Bottazzi from his position as President and Principal Financial Officer of the Company, as a member of the Company's Board of Directors, and his positions as officer and director of the Company's subsidiaries, Warp Solutions, Inc., Warp Solutions, Limited, 6043577 Canada Inc. and Spider Software Inc.

      The material terms of the Separation Agreement are as follows:

      - The Separation Agreement provides that Mr. Bottazzi resigns his positions as officer and director of the Company and its subsidiaries.

      - The Separation Agreement acknowledges that the Company has reimbursed Mr. Bottazzi for various expenses incurred on behalf of the Company, totaling $5,106.50.

      - In addition, the Company committed to issue to Mr. Bottazzi 200,000 shares of a new series of Preferred Stock, the "Series C Stock" with a par value of $.00001 per share. The Series C Stock will be convertible into shares of the Company's common stock, par value $.00001 per share (the "Common Stock") on a one to one basis. The shares of the Series C Stock will be issued as soon as practicable following the effectiveness of the proposed Amendment to the Company's Articles of Incorporation and the effectiveness of the proposed Certificate of Designations of the Series C Stock, which will authorize such class of securities and define their rights and privileges. The terms of the Series C Stock are as described in the Company's Current Report on Form 8-K filed February 4, 2005.

      - The Company also agreed to reimburse Mr. Bottazzi up to an aggregate of $1,500 per month for six (6) months, beginning April 1, 2005 for any otherwise un-reimbursed amounts he may expend in connection with the maintenance of health care coverage for himself and his family.

      - In addition, the Company agreed to vest the options to acquire 2,000 shares of Common Stock pursuant to a Stock Option Agreement dated as of February 10, 2003, between the Company and Mr. Bottazzi, to the extent that such options had not vested. Such options are exercisable for $25.00 per share,.

      - Furthermore, with respect to the options to acquire 187,520 shares of Common Stock at an exercise price of $6.75 per share pursuant to a Stock Option Agreement dated as of August 4, 2004 between the Company and Mr. Bottazzi, the Company agreed that these options have now vested.

      - All such options will be exercisable by Mr. Bottazzi for a period one year after the date of the Separation Agreement. Failure to exercise the options by such date, will result in their termination.

      - Mr. Bottazzi agreed to cooperate and consult with the Company concerning the transitioning of his former responsibilities to other officers of the Company.

      - The Separation Agreement also provides for a customary waiver and release by Mr. Bottazzi of any claims which he may have had against the Company.

1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The Employment Agreement dated August 4, 2004 between the Company and Mr. Bottazzi has been superceded by the Separation Agreement described in Item 1.01.

SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The Company committed to issue to Mr. Bottazzi 200,000 shares of Series C Preferred Stock in exchange for Mr. Bottazzi's execution and delivery of, and his performance of the obligations under, the Separation Agreement described above in Item 1.01.

The Company believes that the issuance of these securities to Mr. Bottazzi is exempt from registration under the Securities Act of 1933, as amended, by
Section 4(2) thereof and Rule 506 of Regulation D promulgated by the Commission thereunder, and other exceptions. To facilitate compliance with applicable securities laws, the subject securities are subject to customary transfer restrictions and the certificates evidencing the securities will bear the applicable legends restricting transfer except in accordance with a valid registration or exemption therefrom.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.


      (b)


      Effective March 3, 2005 Mr. Gus Bottazzi voluntarily resigned from the Company's Board of Directors and not as a result of any disagreement with the Company.

      Effective March 3, 2005, Mr. Bottazzi also voluntarily resigned from his positions as President and Principal Financial Officer of the Company and as a director and officer of the Company's subsidiaries, Warp Solutions, Inc., Warp Solutions, Limited, 6043577 Canada Inc. and Spider Software Inc.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

      (c)   Exhibits. The following exhibit is filed with this Report.


Exhibit
Number      Description Of Document
-------     -----------------------
10.53#      Separation Agreement, dated as of March 3, 2005, by and between the
            Company and Gus Bottazzi.


#     Filed herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2005


WARP TECHNOLOGY HOLDINGS, INC.


By: /s/ Ernest C. Mysogland
    -------------------------

Name: Ernest C. Mysogland

Title: Executive Vice President,
Chief Legal Officer and Secretary

EXHIBIT INDEX.


Exhibit
Number      Description Of Document
-------     -----------------------
10.53#      Separation Agreement, dated as of March 3, 2005, by and between the
            Company and Gus Bottazzi.